CERTIFICATE OF MERGER

                                   OF

                    BURZYNSKI RESEARCH INSTITUTE, INC.

                                  INTO

                       SUNDANCE INTERNATIONAL, INC.

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

              NAME                            STATE OF INCORPORATION
              ----                            ----------------------
       Burzynski Research                              Nevada
        Institute, Inc.

      Sundance International, Inc.                    Delaware

     SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection
(c) of section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation of the merger is Sundance International, Inc. which shall herewith change its name to Burzynski Research Institute, Inc.

     FOURTH: That the amendments or changes in the Certificate of Incorporation of Sundance International, Inc. the surviving corporation as are to be effected by the merger are as follows:

          1. The name of the corporation is changed from Sundance International, Inc. to Burzynski Research Institute, Inc.

          2. The total number of shares of stock which the Corporation shall have the authority to issue is increased from 30,000,000 to Two Hundred Million (200,000,000).

     The Certificate of Incorporation is attached hereto as Exhibit A.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving

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corporation. The address of the principal place of business of the surviving corporation is: 6221 Corporate Drive, Houston, Texas 77036.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: THIS Certificate of Merger shall be effective on July 9, 1984.

     Under penalties of perjury, this instrument is the act and deed of the surviving corporation and the facts stated herein are true.


                               -----------------------------------------
Dated:                         Sundance International, Inc.



                               By  /s/ RALEIGH R. CUMMINGS, D.D.S.
                                  --------------------------------------
                                  Raleigh R. Cummings, D.D.S.
                                  Chairman of the Board of Directors

ATTEST:

By: /s/ SOL T. DELEE, M.D.
    -----------------------------
     Sol T. DeLee, M.D.,
     Secretary